     As filed with the Securities and Exchange Commission on April 3, 2006.
                                                      Registration No.333-130302

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            UNITED COMMUNITY BANCORP
             (exact name of registrant as specified in its charter)


         UNITED STATES                            BEING APPLIED FOR
--------------------------------         -----------------------------------
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

                                92 WALNUT STREET
                           LAWRENCEBURG, INDIANA 47025
                                 (812) 537-4822
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                UNITED COMMUNITY BANK 401(K) PROFIT SHARING PLAN
                            (Full Title of the Plan)
                     --------------------------------------

                                          COPIES TO:
WILLIAM F. RITZMANN                       VICTOR L. CANGELOSI, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER     THOMAS P. HUTTON, ESQUIRE
UNITED COMMUNITY BANCORP                  EDWARD G. OLIFER, ESQUIRE
92 WALNUT STREET                          MULDOON MURPHY & AGUGGIA LLP
LAWRENCEBURG, IN 47025                    5101 WISCONSIN AVENUE, N.W.
(812) 537-4822                            WASHINGTON, D.C. 20016
(Name, address, including zip code,       (202) 362-0840
and telephone number, including area
code, of agent for service)

====================================================================================================
Title of each Class of        Amount        Proposed Maximum      Proposed Maximum      Amount of
  Securities to be      to be Registered   Offering Price Per    Aggregate Offering   Registration
     Registered                (1)               Share               Price(2)             Fee
----------------------------------------------------------------------------------------------------
    Common Stock
   $.01 par Value        231,844 Shares          $10.77(3)          $2,496,963            $268
----------------------------------------------------------------------------------------------------
    Participation
      Interests             (4)                                                            (5)
====================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the United Community Bank 401(k) Profit Sharing Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of United Community Bancorp (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The average of the high and low price of the Common Stock as reported on March 31, 2006 in accordance with 17 C.F.R. ss.230.457(c).
(4) In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. ss.230.457(h).
(5) In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

UNITED COMMUNITY BANCORP

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the United Community Bank 401(k) Profit Sharing Plan (the "Plan") specified by Part I of this registration statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus for the registration statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed by United Community Bancorp (the "Registrant" or the "Subsidiary Holding Company") with the SEC are incorporated by reference in this registration statement:

      (a) The Prospectus filed with the SEC by the Registrant (File No. 333-130302) pursuant to Rule 424(b)(3) on February 21, 2006, which includes: (1) the consolidated balance sheets of United Community Bank as of June 30, 2005 and 2004, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended June 30, 2005, together with the related notes and the report of Clark, Schaefer, Hackett & Co., independent registered public accounting firm.

      (b) The description of the Registrant's common stock contained in Registrant's Form 8-A (File No.000-51800), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on February 9, 2006, as incorporated by reference to the Registrant's Form S-1 (File No. 333-130302) and declared effective on February 21, 2006.

      (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006.

      (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post- effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

      The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XII.

                                 INDEMNIFICATION

      The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      None.

ITEM 8.  EXHIBITS

      The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

      List of Exhibits (filed herewith unless otherwise noted):

      10    United Community Bank 401(k) Profit Sharing Plan (1)
      23    Consent of Clark, Schaefer, Hackett & Co.
      24    Power of Attorney (contained on the signature pages).

--------------------
(1) Incorporated by reference from Exhibit 10.3 of the Registrant's Form S-1/A (File No. 333-130302) filed with the SEC on January 25, 2006.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

      The Registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, United Community Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceburg, Indiana on April 3, 2006.

                                      UNITED COMMUNITY BANCORP


                                      By: /s/ William F. Ritzmann
                                          --------------------------------------
                                          William F. Ritzmann
                                          President and Chief Executive Officer
                                          (principal executive officer)

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ritzmann) constitutes and appoints William F. Ritzmann, and Mr. Ritzmann hereby constitutes and appoints Elmer G. McLaughlin, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                            Title                            Date
     ----                            -----                            ----

/s/ William F. Ritzmann       President, Chief Executive          April 3, 2006
-----------------------       Officer and Director
William F. Ritzmann           (principal executive officer)


/s/ Vicki A. March            Senior Vice President, Chief        April 3, 2006
------------------            Financial Officer and Treasurer
Vicki A. March                (principal accounting and financial
                              officer)

/s/ Ralph B. Sprecher         Chairman of the Board               April 3, 2006
---------------------
Ralph B. Sprecher


/s/ Robert J. Ewbank          Director                            April 3, 2006
--------------------
Robert J. Ewbank


/s/ William S. Gehring        Director                            April 3, 2006
------------------------
William S. Gehring


/s/ Jerry W. Hacker           Director                            April 3, 2006
-------------------
Jerry W. Hacker


/s/ Elmer G. McLaughlin       Executive Vice President,           April 3, 2006
-----------------------       Chief Operating Officer,
Elmer G. McLaughlin           Corporate Secretary and Director


/s/ Anthony C. Meyer          Director                            April 3, 2006
--------------------
Anthony C. Meyer


/s/ Larry L.Miller            Director                            April 3, 2006
------------------
Larry L. Miller


/s/ Henry G. Nanz             Director                            April 3, 2006
------------------
Henry G. Nanz


/s/ George M. Seitz           Director                            April 3, 2006
-------------------
George M. Seitz


/s/ Eugene B. Seitz, II       Director                            April 3, 2006
-----------------------
Eugene B. Seitz, II

/s/ Richard C. Strzynski        Director                          April 3, 2006
------------------------
Richard C. Strzynski



/s/ Frank E. Weismiller, Jr.    Director                          April 3, 2006
----------------------------
Frank E. Weismiller, Jr.

THE PLAN.

       Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the United Community Bank 401(k) Profit Sharing
Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceburg, Indiana on April 3, 2006.


                                     UNITED COMMUNITY BANK
                                     401(K) PROFIT SHARING PLAN


                                     By:   /s/ William F. Ritzmann
                                           -----------------------
                                           Plan Administrator



                                          EXHIBIT INDEX
                                          -------------


                                                                                 Sequentially
                                                                                   Numbered
                                                                                     Page
 Exhibit No.     Description                     Method of Filing                  Location
------------     ---------------------------     ----------------------------    ------------

     10          United Community Bank           Incorporated by reference.          N/A
                 401(k) Profit Sharing Plan

     23          Consent of Clark, Schaefer,     Filed herewith.                     10
                 Hackett & Co.

     24          Power of Attorney               Located on the signature page.       5

